EXHIBIT 4.1

KINGSCROWS, INC.

CLASS A COMMON STOCK SUBSCRIPTION AGREEMENT

NOTICE TO SUBSCRIBERS

The securities offered hereby are highly speculative. Investing in shares of KINGSCROWD, Inc. involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following this offering, it may not continue.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue-sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue-sky laws. Although an offering statement (“Offering Statement”) has been filed with the Securities and Exchange Commission (the “SEC”), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular included in the offering statement or any other materials or information made available to subscriber in connection with this offering, including over the web-based platform maintained by OpenDeal Brokers, LLC at www.republic.com (the “Platform”). Any representation to the contrary is unlawful.

No sale may be made to persons in this offering who are not “accredited investors” if the aggregate purchase price is more than 10% of the greater of such investors’ annual income or net worth. The Company is relying on the representations and warranties set forth by each subscriber in this subscription agreement and the other information provided by subscriber in connection with this offering to determine compliance with this requirement.

Prospective investors may not treat the contents of the subscription agreement, the offering circular or any of the other materials available (collectively, the “Offering Materials”) or any prior or subsequent communications from the Company or any of its officers, employees or agents (including “testing the waters” materials) as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Company and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Securities cannot be sold or otherwise transferred except in compliance with the Securities Act. In addition, the securities cannot be sold or otherwise transferred except in compliance with applicable state securities or “blue sky” laws. Subscribers who are not “accredited investors” (as that term is defined in section 501 of Regulation D promulgated under the securities act) are subject to limitations on the amount they may invest, as set out in Section 2.5. The Company is relying on the representations and warranties set forth by each subscriber in this Subscription Agreement and the other information provided by subscriber in connection with this offering to determine the applicability to this offering of exemptions from the registration requirements of the Securities Act.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the securities shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

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SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Agreement”) is made as of the date set forth below by and between the undersigned (“Subscriber”) and KINGSCROWD, INC., a Delaware corporation (the “Company”), and is intended to set forth certain representations, covenants and agreements between Subscriber and the Company with respect to the offering (the “Offering”) for sale by the Company of shares of its Class A common stock (the “Shares”) as described in the Company’s Offering Circular dated [●], 2021 (the “Offering Circular”), a copy of which has been delivered to Subscriber. The Shares are also referred to herein as the “Securities.”

ARTICLE 1

SUBSCRIPTION

1.1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of Shares set forth on the Subscription Agreement Signature Page, and the Company agrees to sell such Shares to Subscriber at a purchase price of $1.00 per Share for the total amount set forth on the Subscription Agreement Signature Page (the “Purchase Price”), subject to the Company’s right to sell to Subscriber such lesser number of Shares as the Company may, in its sole discretion, deem necessary or desirable.

1.2. Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Securities. Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a) After the qualification by the SEC of the Offering Statement of the Company, contemporaneously with the electronic execution and delivery of this Agreement through the online platform maintained by OpenDeal Broker LLC located at https://republic.co (the “Platform”). Subscriber shall pay the Purchase Price for the Shares by ACH debit transfer or wire transfer to an account designated by the Company;

(b) After the qualification by the SEC of the Offering Statement of the Company, payment of the Purchase Price shall be made by Subscriber through the Platform. Until the Offering Statement is declared qualified by the SEC, no payment from a Subscriber will be accepted by us;

(c) This subscription may be accepted or rejected in whole or in part, for any reason or for no reason, at any time prior to the Termination Date, by the Company at its sole and absolute discretion. In addition, the Company, at its sole and absolute discretion, may allocate to the Subscriber only a portion of the number of the Shares that the Subscriber has subscribed for hereunder. The Company will notify the Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If the Subscriber’s subscription is rejected, the Subscriber’s payment (or portion thereof if partially rejected) will be returned to the Subscriber without interest and all of the Subscriber’s obligations hereunder shall terminate. In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to the Subscriber is not consummated for any reason, this Agreement shall have no force or effect, except for Section 3.1 hereof, which shall remain in force and effect, and investors will have their subscription funds promptly refunded without interest thereon or deduction therefrom. This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Company, and the deposit of the payment of the purchase price for clearance will not be deemed an acceptance of this Agreement;

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(d) The payment of the Subscription Amount (or, in the case of rejection of a portion of the Subscriber’s subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest or deduction, if Subscriber’s subscription is rejected in whole or in part or if the Offering is withdrawn or canceled;

(e) Upon the acceptance of the subscription by the Company and receipt of the Subscriber’s Purchase Price by the Company, Subscriber shall receive notice and evidence of the digital book-entry (or other manner of record) of the number of the Shares owned by Subscriber reflected on the books and records of the Company, which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND COVERNANTS OF SUBSCRIBER

By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing Date:

2.1. Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement has been or will be effectively taken prior to the Closing. If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Agreement and all other subscription documents. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing. Upon execution and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2.2. Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement. Subscriber is purchasing the Shares for Subscriber’s own account.

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2.3. No Registration of Shares. The Subscriber understands that the Shares are not being registered under the Securities Act, on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the Subscriber’s representations and warranties, and those of the other purchasers of the Shares in the Offering. The Subscriber further understands that the Shares are not being registered under the securities laws of any states on the basis that the issuance thereof is exempt as an offer and sale not involving a registrable public offering in such state, since the Shares are “covered securities” under the National Securities Market Improvement Act of 1996. The Subscriber covenants not to sell, transfer or otherwise dispose of any Shares unless such Shares have been registered under the Securities Act and under applicable state securities laws, or exemptions from such registration requirements are available.

2.4. Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

2.5. Accredited Investor Status or Investment Limits. Subscriber represents that either:

(a) Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in response to question (c) on the Subscription Agreement Signature Page hereto concerning Subscriber is true and correct; or

(b) The Purchase Price set out in paragraph (b) of the Subscription Agreement Signature Page, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth.

(c) Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

2.6. Shareholder Information. Within five days after receipt of a request from the Company, Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s shareholders. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

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2.7. Company Information. The Subscriber acknowledges that the Shares are being offered pursuant to the Company’s Offering Circular, (collectively, the “Offering Circular”) as filed with the SEC. By subscribing to the Offering, the Subscriber acknowledges that the Subscriber has received and reviewed a copy of the Offering Circular and any other information required by the Subscriber to make an investment decision with respect to the Shares. Subscriber has read the Offering Circular filed with the SEC, including the section titled “Risk Factors.” Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

2.8. Valuation. Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

2.9. No Minimum Offering Amount. Subscriber acknowledges that the Offering is being conducted on a “best-efforts” basis with no minimum amount required to be sold before any closing and the Company may not raise sufficient funds in the Offering to undertake its business expansion and other development efforts. If the Company sells less than the maximum amount offered, it may be required to seek additional funding, which may not be available.

2.10. Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

2.11. Broker Dealer Fees. Except for fees and commissions payable to broker dealers utilized by the Company in the Regulation A offering, no fees or commissions will be payable by the Company to brokers, finders or investment bankers with respect to the sale of any of the Common Stock or the consummation of the transactions contemplated by this Agreement. The Company agrees that it will indemnify and hold harmless the Subscriber from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the sale of the Common Stock or the consummation of the transactions contemplated by this Agreement.

2.12. Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

2.13. No Physical Share Certificate. Subscriber acknowledges that the Shares being purchased will be issued only in book-entry form rather than in a physical certificate.

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ARTICLE 3

SURVIVAL; INDEMNIFICATION

3.1. Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (c) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Article II hereof and that the Company has relied upon such representations, warranties and covenants in determining Subscriber’s qualification and suitability to purchase the Securities. Subscriber hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

ARTICLE 4

MISCELLANEOUS PROVISIONS

4.1. Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

4.2. Notification of Changes. Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

4.3. Assignability. This Agreement is not assignable by Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

4.4. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

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4.5. Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

4.6. Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Agreement shall be made without the express written consent of the parties.

4.7. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

4.9. Notices. All notices, requests, demands, consents, and other communications hereunder shall be in writing. The undersigned and the Company each hereby agrees that all notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received.

4.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

4.11. Digital Signatures. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on the Platform and hosting provider, including backups. You and the Company each hereby consents and agrees that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement you consent to be legally bound by this Subscription Agreement’s terms and conditions.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

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KINGSCROWD, INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase shares of Class A Common Stock of KINGSCROWD, INC., by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a)	The number of Shares the undersigned hereby irrevocably subscribes for is:
(enter number of Shares)
(b)	The aggregate Purchase Price (based on a price of $1.00 per Share) for the Shares the undersigned hereby irrevocably subscribes for is:
(enter total Purchase Price)
(c)	Check the applicable box:

☐

The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act). The undersigned has checked the appropriate box on the attached Certificate of Accredited Investor Status indicating the basis of such accredited investor status.

☐

The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income.

(d)	The Securities being subscribed for will be owned by, and should be recorded on the Company’s books as held in the name of:

(Print Names of Subscriber and Joint Subscriber)

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INDIVIDUALS

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement _________________, 2021.

(Signature of Subscriber)	(Signature of Joint Subscriber)

(Print Name)	(Print Name of Joint Subscriber)

(Social Security No.)	(Social Security No. of Joint Subscriber)

Address:

Street

City State Zip

Please proceed to page ___ and complete the section titled “MANNER IN WHICH TITLE IS TO BE HELD.”

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CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement _______________, 2020.

Name of Subscriber

By:
(Signature)

Name:

Title:

Date:

Taxpayer Identification No.:

Address:

Street

City State Zip

Please proceed to page ___ and complete the section titled “MANNER IN WHICH TITLE IS TO BE HELD.”

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MANNER IN WHICH TITLE IS TO BE HELD:

☐	Community Property*	☐	Individual Property
☐	Joint Tenancy with Right of Survivorship*	☐	Separate Property
☐	Corporate or Fund Owners **	☐	Tenants-in-Common*
☐	Pension or Profit-Sharing Plan	☐	Tenants-in-Entirety*
☐	Trust or Fiduciary Capacity (trust documents must accompany this form)	☐	Keogh Plan
☐	Fiduciary for a Minor	☐	Individual Retirement Account
Other (Please indicate)

* Signature of all parties required

** In the case of a Fund, state names of all partners.

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COMPANY SIGNATURE PAGE

ACCEPTED AND AGREED TO:

KINGSCROWD, INC.:

By:

Name:	Christopher Lustrino
Title:	Chief Executive Officer
Date:

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CERTIFICATE OF ACCREDITED INVESTOR STATUS

The undersigned is an individual “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”). The undersigned has checked the box below indicating the basis on which it is representing its status as an “accredited investor”:

☐ a bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth;

☐ a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

☐ an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards.

☐ an individual who is a director or executive officer of KINGSCROWD, Inc.

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